Exhibit 10.7

WAYFAIR INC.

INVESTORS’ RIGHTS AGREEMENT

6.1	Successors and Assigns	24
6.2	Governing Law	24
6.3	Counterparts; Facsimile	24
6.4	Titles and Subtitles	24
6.5	Notices	24
6.6	Amendments and Waivers	25
6.7	Severability	25
6.8	Aggregation of Shares	26
6.9	Effectiveness of Agreement; Prior Agreement; Entire Agreement	26
6.10	Delays or Omissions	26
6.11	Acknowledgment	26

Schedule A        -        Schedule of Investors

ii

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of August 15, 2014, by and among Wayfair Inc., a Delaware corporation (“Wayfair” or the “Company”), each of the investors listed on Schedule A hereto (together with any investors or transferees who become parties hereto as “Investors” pursuant to Sections 6.1 below, the “Investors”).

RECITALS:

WHEREAS, the Investors listed as “Series A Investors” on Schedule A acquired Series A Convertible Preferred Units of Wayfair LLC (“Wayfair LLC”), either directly or indirectly through certain corporate entities, pursuant to the terms of a Series A Convertible Preferred Unit Purchase Agreement, dated June 21, 2011, by and among Wayfair LLC and the parties named therein, and a Series A Convertible Preferred Unit Purchase Agreement, dated November 30, 2012, by and among Wayfair LLC and the parties named therein;

WHEREAS, the Investors listed as “Series B Investors” on Schedule A acquired Series B Convertible Preferred Units of Wayfair LLC, either directly or indirectly through certain corporate entities,  pursuant to the terms of a Series B Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”), dated March 5, 2014, by and among Wayfair LLC and the parties named therein;

WHEREAS, the Series A Investors and Series B Investors (the “Existing Investors”) and Wayfair LLC are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of March 5, 2014 (the “Prior Agreement”); and

WHEREAS, on or about the date of this Agreement, Wayfair LLC is undergoing a corporate reorganization, pursuant to which (i) some Existing Investors will exchange their Series A Convertible Preferred Units and Series B Convertible Preferred Units of Wayfair LLC (“Units”) for shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock of the Company, (ii) some Existing Investors will contribute certain corporate entities held by them that own Units to the Company in exchange for shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock of the Company, and (iii) Wayfair LLC will become a wholly-owned subsidiary of the Company (the “Reorganization”).

NOW, THEREFORE, the Company and the Investors agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1                               “Advisory Investor” means any Investor (or transferee thereof) who, directly or indirectly, is advised by an investment advisor registered under the Investment Advisers Act of 1940, as amended.

1.2                               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, provided that, with respect to each of the Investors, the term Affiliate shall be deemed to include any Person under common management therewith.

1.3                               ““Budget” has the meaning assigned to such term in Section 3.1(b)(3).

1.4                               “Common Stock” means shares of the Company’s common stock, par value $0.001 per share, and any securities into which such shares of Common Stock may hereinafter be reclassified.

1.5                               “Competitor” means any Person reasonably and in good faith determined by the Board of Directors to be a competitor of the Company.

1.6                               “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7                               “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8                               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9                               “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an option, equity purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10                        “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11                        “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12                        “GAAP” means generally accepted accounting principles in the United States.

1.13                        “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14                        “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15                        “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16                        “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.17                        “Key Employee” means any executive level employee (including division director and vice president level positions) of the Company as well as any employee or consultant of the Company who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property Asset (as defined in the Purchase Agreement).

1.18                        “Major Investor” means each of HarbourVest/NYSTRS Co-invest Fund L.P., HarbourVest Partners VIII-Venture Fund L.P., HarbourVest Partners 2007 Direct Fund L.P., Spark Capital III (AIV I), L.P., Spark Capital Founders’ Fund III, LP, Great Hill Equity Partners IV, L.P., Great Hill Investors, LLC, Battery Ventures IX (AIV I), L.P., Battery Investment Partners IX, LLC, Iconiq Strategic Partners-B, L.P., Iconiq Strategic Partners, L.P., any Advisory Investor and any Investor that, individually or together with such Investor’s Affiliates, holds at least 10,000 Registrable Securities (as adjusted for any equity dividend, equity split, combination, or other recapitalization or reclassification affecting such securities after the date hereof).

1.19                        “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.20                        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21                        “Preferred Stock” means, collectively, shares of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock.

1.22                        “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion or exchange of the Preferred Stock or otherwise held by Investors; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exchange of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above and, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.23                        “Registrable Securities then outstanding” means the number of shares at a point in time determined by adding the number of shares of Common Stock that are Registrable Securities at such time and the number of shares of Common Stock issuable as Registrable Securities (directly or indirectly) at such time upon the exercise or conversion of derivative securities pursuant to Section 1.22.

1.24                        “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.25                        “SEC” means the Securities and Exchange Commission.

1.26                        “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any successor provisions.

1.27                        “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act, or any successor provisions.

1.28                        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.29                        “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.30                        “Selling Holder Counsel” shall have the meaning assigned to it in Section 2.6.

1.31                        “Series A Directors” means the directors of the Company that the holders of record of the Series A Preferred Stock and Series A-1 Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

1.32                        “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, $0.001 par value per share.

1.33                        “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, $0.001 par value per share.

1.34                        “Series B Preferred Stock” means the Company’s Series B Preferred Stock, $0.001 par value per share.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1                               Demand Registration.

(a)                                 Form S-1 Demand.  Beginning upon the date that is one hundred eighty (180) days after the effective date of the registration statement for the IPO, if the Company receives a request from any Major Investor that the Company file a Form S-1 registration statement with respect to at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)                                 Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement and the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $1.0 million) that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1.0 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty-five (45) days after the request of the

Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty-five (45) day period other than an Excluded Registration.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing its good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing its good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration (other than as a result of a material adverse effect), elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2                               Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3                               Underwriting Requirements.

(a)                                 If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to at least a majority-in-interest of Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable

Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)                                 In connection with any offering involving an underwriting of shares pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of Units allocated to any Holder to the nearest 100 shares.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering.  For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4                               Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, managers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6                               Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the selling Holders (“Selling Holder Counsel”) selected by the Holders of at least a majority of the Registrable Securities, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, investment advisers and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its managers or directors, as applicable, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the

Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by a Holder by way of indemnity or contribution under this Section 2.8(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.  The Company shall use commercially reasonable efforts to include provisions in the underwriting agreement that are consistent with the foregoing provisions.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9                               Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the

Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11                        “Market Stand-off’ Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period not to exceed an additional fifteen days, but only as may be required by applicable regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Stock, Incentive Units or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement or to transactions involving broad-based indices or baskets of securities (in each case, in which the securities of the Company represent less than 5% of such index or basket), and shall be applicable to the Holders only if all officers, managers or directors, as applicable, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12                        Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate or instrument representing (i) Registrable Securities and (ii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any split, distribution, recapitalization, merger, consolidation, or similar event affecting such securities, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities or the Preferred Stock and the Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the securities may be effected without registration under the Securities Act, whereupon the Holder of such securities shall be entitled to sell, pledge, or transfer such securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144, (y) in any transaction in which such Holder distributes securities to an Affiliate of such Holder for no consideration or (z) in any transaction in which such Holder or such Holder’s Investor Parent is an Advisory Investor and is transferring to another person advised by an investment advisor registered under the Investment Advisers Act of 1940, as amended, or a subsidiary thereof; provided, in each case, that each transferee agrees in writing to be subject to the terms of this Section 2.12.  If applicable, each certificate or instrument evidencing the securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13                        Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon (a) the closing of a Deemed Liquidation Event (as such term is defined in the Company’s Certificate of Incorporation); provided, that with respect to a Deemed Liquidation Event described in Article Fourth, Section B.2.3.1(b) of the Company’s Certificate of Incorporation, with respect to any Investor, only once the proceeds of such Deemed Liquidation Event have been received by the Company and fully distributed to such Investor; provided, further, that if the proceeds of such Deemed Liquidation Event consist of securities that are not listed on a national securities exchange or another nationally recognized trading system and cannot be sold without restriction under SEC Rule 144 within any 90 day period, the Company shall have used commercially reasonable efforts to provide the Investor with registration rights for such securities in substantially the form set forth in the foregoing provisions), or (b) the later to occur of (x) such time when all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144 within any 90 day period and (y) 18 months after the effective date of the registration statement of an IPO.

3.                                      Information and Observer Rights.

3.1                               Delivery of Financial Statements.

(a)                                 The Company shall deliver to each Major Investor:

(1)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the

Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company and approved by the Board of Directors;

(2)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(3)                                 as soon as practicable, but in any event within forty five (45) days after the end of each fiscal year of the Company, (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) an unaudited statement of stockholders’ equity as of the end of such year;

(4)                                 as soon as practicable, (i) but in any event within sixty (60) days, after each of (x) June 30th and (y) December 31st and (ii) after the closing of any additional sale and issuance of preferred stock of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock of the Company outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(5)                                 simultaneously with the delivery to the members of the Board of Directors, a copy of the meeting materials sent in advance of quarterly Board of Director meetings; and

(6)                                 with respect to the financial statements called for in Section 3.1(a)(1), Section 3.1(a)(2) and Section 3.1(a)(3) upon request of a Major Investor, an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(a)(2) and Section 3.1(a)(3)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein;

provided, however, that the Company shall not be obligated under this Section 3.1(a) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b)                                 In addition to the financial statements set forth in Section 3.1(a) above, the Company shall deliver to each Major Investor that holds at least 946 shares of Series A Preferred Stock (or Common Stock issued upon conversion thereof):

(1)                                 as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(2)                                 as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(3)                                 with respect to the financial statements called for in Section 3.1(b)(1), upon request of a Major Investor, an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b)(2)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(4)                                 such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as a Major Investor may from time to time reasonably request;

provided, however, that the Company shall not be obligated under this Section 3.1(b) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date forty-five (45) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s and its subsidiaries’ properties; examine its books of account and records; and discuss the Company’s and its subsidiaries’ affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3                               Termination of Information Rights.  The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect (i) immediately before but subject to the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, unless, following such Deemed Liquidation Event, the Major Investors hold equity in an entity that is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, whichever event occurs first.

3.4                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, investment advisors and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective, direct or indirect Affiliate, investor, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the other Investors and their attorneys, consultants, Affiliates, partners and other persons permitted pursuant to clauses (i) and (iii) above, (v) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, or, (vi) in the case of any Advisory Investor, to its registered investment advisor for use solely in such investment advisor’s internal reports, provided that the amount and value of the securities of the Company held by such Advisory Investor is the only confidential information permitted to be disclosed pursuant to this clause (vi).

4.                                      Rights to Future Equity Issuances.

4.1                               Right of First Offer.  Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor.  A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among (i) itself, (ii) its Affiliates or Advisory Investors having the same or affiliated registered investment advisor and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owner”), in each case in such proportions as it deems appropriate; provided that, upon the purchase of any New Securities, each such Affiliate or Investor Beneficial Owner agrees to enter into this Agreement, as an “Investor” under each such agreement (provided that, any such Affiliate or Investor Beneficial Owner that is a Competitor shall not be entitled to any rights under Sections 3.1 and 3.2 hereof).

(a)                                 The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other vested Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other vested Derivative Securities).  At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the Common Stock available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable upon conversion and/or exercise, as applicable, of Preferred Stock and any other vested Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other vested Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed Units.  The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of one hundred twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d)                                 The right of first offer in this Section 4.1 shall not be applicable to (i) Excluded Securities (as defined in the Company’s Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

(e)                                  The right of first offer set forth in this Section 4.1 shall terminate with respect to any Major Investor who fails to purchase, in any transaction subject to this Section 4.1, some portion of the New Securities allocated to such Major Investor pursuant to this Section 4.1.  Following any such termination, such Investor shall no longer be deemed a “Major Investor” for any purpose of this Section 4.1.

4.2                               Termination.  The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before but subject to the consummation of a Qualified Public Offering, as defined in the Company’s Certificate of Incorporation, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, (as such term is defined in the Certificate of Incorporation);  provided, that with respect to a Deemed Liquidation Event described in Article Fourth, Section B.2.3.1(b) of the Company’s Certificate of Incorporation, with respect to any Investor, only once the proceeds of such Deemed Liquidation Event have been received by the Company and fully distributed to such Investor.

5.                                      Additional Covenants.

5.1                               Insurance.  The Company shall use commercially reasonable efforts to maintain, from financially sound and reputable insurers, (i) Directors and Officers Errors and Omissions insurance and (ii) an employment practices liability insurance policy, together in a shared amount not less than $5 million, until such time as the Board of Directors (including the approval of at least a majority of the Series A Directors) determines that such insurance should be discontinued.  The Company shall use commercially reasonable efforts to maintain term “key person” insurance on each of Steven Conine and Niraj Shah, which policies (i) shall name the Company as loss payee, and (ii) shall not be cancelable by the Company without prior approval of the Board of Directors (including at least a majority of the Series A Directors).

5.2                               Employee Agreements.  The Company will cause (i) each person now or hereafter employed by it or by any Subsidiary (or engaged by the Company or any Subsidiary as a consultant/independent contractor, including but not limited to persons employed by SK Retail, Inc.) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement previously approved by the Board of Directors.  In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least a majority of the Series A Directors.

5.3                               Employee Vesting.  Unless otherwise approved by the Board of Directors, including at least a majority of the Series A Directors, all future employees and consultants of the Company or any Subsidiary who purchase, receive options to purchase, or receive awards of the Company’s shares of capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a five (5) year period, with the first twenty percent (20%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following forty-eight (48) months, and (ii) a market stand-off provision substantially similar to that in Section 2.11.  In addition, unless otherwise approved by the Board of Directors, including at least a majority of the Series A Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock; provided that, notwithstanding any other provision of this Agreement, such “right of first refusal” shall not be assignable by the Company.

5.4                               Matters Requiring Investor Director Approval.  In addition to any other consents required hereunder or under the Certificate of Incorporation, so long as the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock are entitled to elect at least one Series A Director, the Company hereby covenants and agrees with each of the Investors that it shall not, nor shall it permit any subsidiary to, directly or indirectly, by amendment, merger, consolidation or otherwise, without approval of the Board of Directors, which approval must include the affirmative vote of at least a majority of the Series A Directors:

(a)                                 make, or permit any subsidiary to make, any loan or advance to any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)                                 make, or permit any subsidiary to make, any loan or advance to any Person or Persons in excess of $25,000, including, without limitation, any employee or manager of the Company or any Subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee option plan approved by the Board of Directors, including at least a majority of the Series A Directors;

(c)                                  otherwise enter into or be a party to any transaction with any manager, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for (i) transactions contemplated by this Agreement; or (ii) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by at least a majority of the Board of Directors, including at least a majority of the Series A Directors; or

(d)                                 hire, terminate, or change the compensation of Niraj Shah or Steven Conine, including approving any option grants or other equity awards to Niraj Shah or Steven Conine.

5.5                               Board Matters.  Unless otherwise determined by the vote of at least a majority of the managers then in office (including at least a majority of the Series A Directors), the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule.  The Company shall reimburse the nonemployee managers for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board of Directors.  Any Board of Directors committee now existing or hereinafter established shall include not less than one (1) Series A Director.

5.6                               Control Over Subsidiaries.  The Company shall institute and shall keep in place arrangements reasonably satisfactory to the Series A Directors such that the Company (i) will control the operations of any subsidiary and (ii) will be permitted to properly consolidate the financial results of any subsidiary in the consolidated financial statements of the Company.  Upon request by the Series A Directors, (A) the composition of the board of directors or similar governing body of each domestic Subsidiary, whether now in existence or formed in the future, shall be comprised of the same members (with the same number of votes) as the Company’s Board of Directors and (B) the composition of the board of directors or similar governing body of each foreign subsidiary, whether now in existence of formed in the future, shall be comprised of at least one member designated by the Series A Directors.  The Company shall maintain such rights under applicable law so as to allow it to maintain control, in its capacity as the sole equity holder of each of the Company’s Subsidiaries, over the board of directors managers or similar governing bodies of all of the Company’s Subsidiaries.  The Company shall take all necessary actions to maintain any subsidiary, whether now in existence or formed in the future, as is necessary to conduct the Company’s business as conducted or as proposed to be conducted.  The Company shall use commercially reasonable efforts to cause each subsidiary, whether now in existence or formed in the future, to comply in all material respects with applicable laws, rules and regulations.

5.7                               Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Certificate of Incorporation or elsewhere, as the case may be.

5.8                               Requests for Information.  The Company shall respond (or, in the event the Company has engaged the services of a transfer agent to maintain its stockholder list or stock ledger, shall use commercially reasonable efforts to cause its transfer agent to respond) as soon as practicable to an Investor’s reasonable request for (a) accounting or securities law information required in connection with such Investor’s audit or (b) a statement showing the number of shares of capital stock then held by such Investor and the number of outstanding shares of each class and series of outstanding securities and securities convertible into or exercisable for shares of capital stock of the Company in sufficient detail as to permit such Investor to calculate its respective percentage equity ownership in the Company; provided, however, that the Company shall not be obligated to provide such information if such disclosure could reasonably (i)  result in a violation of applicable law or (ii) conflict with the Company’s insider trading policy or confidentiality obligations.

5.9                               Use of Investor Names.  Except as required in connection with a registration statement under the Securities Act or other filings required by the Exchange Act, the Company shall not use the name or trademarks of any of Fidelity Management & Research Company, Morgan Stanley Investment Management Inc., T. Rowe Price Associates, Inc., Viking

Global Investments LP, Wellington Management Company, LLP or any of their respective Affiliates or any Investors advised by them (including in any press release relating to the sale of equity securities of the Company) without the prior written consent from such Person, as applicable.

5.10                        Termination of Covenants.  The covenants set forth in this Section 5, except for Sections 5.7, 5.8 and 5.9, shall terminate and be of no further force or effect (i) immediately before but subject to the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) with respect to any Investor, upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation; provided, that with respect to a Deemed Liquidation Event described in Article Fourth, Section B.2.3.1(b) of the Company’s Certificate of Incorporation, with respect to any Investor, only once the proceeds of such Deemed Liquidation Event have been received by the Company and fully distributed to such Investor.  The covenant set forth in Section 5.8 shall terminate and be of no further force or effect with regards to an Investor when such Investor no longer holds any Registrable Securities.

6.                                      Miscellaneous.

6.1                               Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11 and (z) any such transferee that is a Competitor shall not be entitled to any rights under Section 3.1 or 3.2.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2                               Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3                               Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices.  All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5.  If notice is given to the Company, a copy shall also be sent to Latham & Watkins LLP, 1000 Winter Street, Suite 3700, Waltham, Massachusetts 02451, Attention: John H. Chory, Esq., Tel: (617) 948-6032, Fax: (617) 948-6001.

6.6                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that (w) the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); (x) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; (y) Sections 1.1, 1.18, 1.22, 2.1, 3, 5.8, 5.10 and 6.6 may not be amended without the consent of the holders of at least two-thirds of the Registrable Securities issued or issuable pursuant to the conversion of the Series B Preferred Stock (other than amendments solely related to the addition of new parties to this Agreement), and (z) Section 5.9 may not be amended without the consent of the Investors advised by the investment advisers named therein.  Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), and (b) Schedule A hereto may be amended by the Company from time to time in accordance with Section 6.1 or Section 6.9 hereof to add information regarding additional Investors without the consent of the other parties hereto.  Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7                               Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8                               Aggregation of Shares.  All Registrable Securities held or acquired by Affiliates or Advisory Investors having the same or affiliated registered investment advisor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates or Advisory Investors having the same or affiliated registered investment advisor may apportion such rights as among themselves in any manner they deem appropriate.

6.9                               Effectiveness of Agreement; Prior Agreement; Entire Agreement; Other Agreements.  This Agreement shall become effective only upon the effectiveness of the Reorganization (the “Effective Time”).  In the event the Reorganization shall not have occurred on or prior to December 31, 2014, this Agreement shall be of no force or effect.  Upon the Effective Time, the Prior Agreement shall be terminated in its entirety and the provisions of the Prior Agreement shall no longer be of any force or effect.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties (including the Prior Agreement) is expressly canceled.  In addition, in the event the Reorganization has occurred, but the Company has not consummated a Qualified Public Offering prior to the fourth business day after the Reorganization, the Company and the Investors will either enter into new Voting and Right of First Refusal and Co-Sale Agreements with the Investors on the same terms and conditions or otherwise provide that such agreements currently in effect between Wayfair LLC and the Investors will continue to be in effect and apply with respect to the Company.

6.10                        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11                        Acknowledgment.  The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

COMPANY:

WAYFAIR INC.

By:	/s/ Niraj Shah
Name:	Niraj Shah
Title:	CEO

Address:	4 Copley Place, 7th Floor
Boston, MA 02116

[Signature Page to Wayfair Inc. Investors’ Rights Agreement]

INVESTORS:

BATTERY VENTURES IX (AIV I), L.P.

By:	Battery Partners IX (AIV I), LLC, its general partner

By:	/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY INVESTMENT PARTNERS IX, LLC

By:	Battery Partners IX, LLC
Its:	Managing Member

By:	/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

[Signature Page to Wayfair Inc. Investors’ Rights Agreement]

INVESTORS (Continued):

GREAT HILL INVESTORS, LLC, a Series LLC

By:	/s/ Michael A. Kumin
Name:	Michael A. Kumin
Title:	Manager

GREAT HILL EQUITY PARTNERS IV, L.P.

By:	Great Hill Partners GP IV, LP, its general partner
By:	GHP IV, LLC, its general partner

By:	/s/ Michael A. Kumin
Name:	Michael A. Kumin
Title:	Manager

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Joseph Zambello
Name:	Joseph Zambello
Title:	Deputy Treasurer

FIDELITY COMMONWEALTH TRUST: FIDELITY MID-CAP STOCK FUND

By:	/s/ Joseph Zambello
Name:	Joseph Zambello
Title:	Deputy Treasurer

FIDELITY MT. VERNON STREET TRUST: FIDELITY NEW MILLENNIUM FUND

By:	/s/ Joseph Zambello
Name:	Joseph Zambello
Title:	Deputy Treasurer

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Joseph Zambello
Name:	Joseph Zambello
Title:	Deputy Treasurer

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

HARBOURVEST PARTNERS VIII-VENTURE FUND L.P.
By:	HarbourVest VIII-Venture Associates L.P.
Its General Partner
By:	HarbourVest VIII-Venture Associates LLC
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Robert Wadsworth
Managing Director

HARBOURVEST PARTNERS 2007 DIRECT FUND L.P.
By:	HarbourVest Partners 2007 Direct Associates L.P.
Its General Partner
By:	HarbourVest 2007 Direct Associates LLC
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Robert Wadsworth
Managing Director

HARBOURVEST/NYSTRS CO-INVEST FUND L.P.
By:	HIPEP VI Select Associates L.P.
as its General Partner
By:	HIPEP VI Select Associates LLC
as its General Partner
By:	HarbourVest Partners, LLC
as its Managing Member

By:	/s/ Robert Wadsworth
Managing Director

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

ICONIQ STRATEGIC PARTNERS-B, L.P.
a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners GP, L.P.,
a Cayman Islands exempted limited partnership
Its General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
a Cayman Islands exempted limited partnership
Its General PArtner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

ICONIQ STRATEGIC PARTNERS, L.P.
a Cayman Islands exempted limited partnership

By:	ICONIQ Strategic Partners GP, L.P.,
a Cayman Islands exempted limited partnership
Its:	General Partner

By:	ICONIQ Strategic Partners TT GP, Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Authorized Signatory

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

MORGAN STANLEY INSTITUTIONAL FUND, INC. — SMALL COMPANY GROWTH PORTFOLIO

By: Morgan Stanley Investment Management Inc.
Its Investment Manager

By:	/s/ Sandeep Chainani
Name:	Sandeep Chainani
Title:	MD

MORGAN STANLEY INVESTMENT MANAGEMENT SMALL COMPANY GROWTH TRUST

By: State Street Bank and Trust Company
Solely in its capacity as Trustee

By:	/s/ Matthew H. Malkashan
Name:	Keith Mahoney
Title:	Senior Vice President

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

SPARK CAPITAL III (AIV I), L.P.

By:	Spark Management Partners III (AIV I), LLC

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	General Partner

SPARK CAPITAL FOUNDERS’ FUND III, LP

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	General Partner

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

T. ROWE PRICE NEW HORIZONS FUND, INC.

By:	/s/ Henry Ellenbogen
Name:	Henry Ellenbogen
Title:	President

T. ROWE PRICE NEW HORIZONS TRUST

By: T. Rowe Price Trust Company, Trustee of T. Rowe Price New Horizons Trust

By:	/s/ Henry Ellenbogen
Name:	Henry Ellenbogen
Title:	President

T. ROWE PRICE U.S. EQUITIES TRUST

By: T. Rowe Price Trust Company, Trustee of T. Rowe Price U.S. Equities Trust

By:	/s/ Henry Ellenbogen
Name:	Henry Ellenbogen
Title:	President

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

VIKING GLOBAL EQUITIES LP
By:	Viking Global Performance LLC,
its general partner

By:	/s/ Eric Komitee
Name:	Eric Komitee
Title:	Authorized Signatory

VIKING GLOBAL EQUITIES II LP
By:	Viking Global Performance LLC,
its general partner

By:	/s/ Eric Komitee
Name:	Eric Komitee
Title:	Authorized Signatory

VGE III PORTFOLIO LTD.
By:	Viking Global Performance LLC,
its investment manager

By:	/s/ Eric Komitee
Name:	Eric Komitee
Title:	Authorized Signatory

VIKING LONG FUND MASTER LTD
By:	Viking Long Fund GP LLC,
its investment manager

By:	/s/ Eric Komitee
Name:	Eric Komitee
Title:	Authorized Signatory

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

BAY POND BMD CAYB II, INC.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

BAY POND PARTNERS, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

ITHAN CREEK INVESTORS CAYB, INC.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

ITHAN CREEK MASTER INVESTORS (CAYMAN) L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

[Signature Page to Investors’ Rights Agreement]

J. CAIRD REAL ESTATE INVESTMENTS, INC.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

J. CAIRD PARTNERS, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

QUISSETT BMD CAYB, INC.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

QUISSETT PARTNERS, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

[Signature Page to Investors’ Rights Agreement]

WOLF CREEK REAL ESTATE INVESTMENTS, INC.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

WOLF CREEK PARTNERS, L.P.

By: Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

/s/ Julie Bradley
Julie Bradley

[Signature Page to Investors’ Rights Agreement]

INVESTORS (Continued):

/s/ Nirah Shah
Niraj Shah

/s/ Steve Conine
Steve Conine

[Signature Page to Investors’ Rights Agreement]

SCHEDULE A
Investors

Name and Address

Series A Investors (holders of Series A-1 and Series A-2 Preferred Stock)

HarbourVest Partners VIII-Venture Fund, L.P.
HarbourVest Partners 2007 Direct Fund L.P.
HarbourVest/NYSTRS Co-Invest Fund L.P.
One Financial Center
44th Floor
Boston, MA 02111
Attention: Ian Lane
Telephone: (617) 348-3592
E-mail: ilane@harbourvest.com

ICONIQ Strategic Partners-B, L.P.
ICONIQ Strategic Partners, L.P.
394 Pacific Avenue
2nd Floor
San Francisco, CA

Battery Ventures IX (AIV I), L.P.
Battery Investment Partners IX, LLC
One Marina Park Drive, Suite 1100
Boston, Massachusetts 02210
Attention: Neeraj Agrawal, President
Telephone: 781-478-6600
E-mail: neeraj@battery.com

Steve Conine
c/o Wayfair LLC
4 Copley Place, 7th Floor
Boston, MA 02116

Niraj Shah
c/o Wayfair LLC
4 Copley Place, 7th Floor
Boston, MA 02116

Name and Address

Great Hill Investors, LLC
Great Hill Equity Partners IV, L.P.
c/o Great Hill Partners LLC
One Liberty Square
Boston, Massachusetts 02109
Attention: Michael Kumin, President
Facsimile: (617) 790-9401
Telephone: (617) 790-9435
E-mail: mkumin@greathillpartners.com

Spark Capital III (AIV I), L.P.
Spark Capital Founders’ Fund III, L.P.
c/o Spark Capital
137 Newbury Street
Eighth Floor
Boston, Massachusetts 02116
Attention: Alex Finkelstein, President
Facsimile: (617) 830-2001
Telephone: (617) 830-2004
E-mail: alex@sparkcapital.com

Series B Investors

FIDELITY SECURITIES FUND:
FIDELITY OTC PORTFOLIO
[Address]

FIDELITY COMMONWEALTH TRUST:
FIDELITY MID-CAP STOCK FUND
[Address]

FIDELITY MT. VERNON STREET TRUST:
FIDELITY NEW MILLENNIUM FUND
[Address]

FIDELITY PURITAN TRUST:
FIDELITY PURITAN FUND
[Address]

ICONIQ Strategic Partners, L.P.
ICONIQ Strategic Partners-B, L.P
394 Pacific Avenue
2nd Floor
San Francisco, CA 94111
Facsimile: (415) 321-3960

Morgan Stanley Institutional Fund, Inc. — Small Company Growth Portfolio
Morgan Stanley Investment Management Small Company Growth Trust
c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, NY 10036
Attn: Sandeep Chainani
Copy to: Joseph Benedetti

T.Rowe Price New Horizons Fund, Inc.
T.Rowe Price New Horizons Trust
T.Rowe Price U.S. Equities Trust
c/o T. Rowe Price Associates
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek
Mail Stop # BA-1020

Viking Global Equities LP
Viking Global Equities II LP
VGE III Portfolio Ltd.
Viking Long Fund Master Ltd.
c/o Viking Global Investors LP
55 Railroad Avenue
Greenwich, CT 06830

Bay Pond BMD CayB II, Inc.
Bay Pond Partners, L.P.
Ithan Creek Investors CayB, Inc.
Ithan Creek Master Investors (Cayman) L.P.
J. Caird Real Estate Investments, Inc.
J. Caird Partners, L.P.
Quissett BMD CayB, Inc.
Quissett Partners, L.P.
Wolf Creek Real Estate Investments, Inc.
Wolf Creek Partners, L.P.
c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attn: Steven M. Hoffman

Julie Bradley
7 Mellen Lane
Wayland, MA 01778